                                                                       EXHIBIT 4
                                                                       ---------


                             EMPLOYMENT AGREEMENT
                             --------------------


     This Agreement ("Agreement") dated this 30th day of September, 1996 among Choice Hotels International, Inc. (to be renamed Choice Hotels Franchising, Inc.) ("Choice Franchising") and Choice Hotels Holdings, Inc. (to be renamed Choice Hotels International, Inc.) ("Choice Hotels" and, collectively with Choice Franchising, the "Employer"), both Delaware corporations with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and William R. Floyd ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Employer.

     1.   Employment.  During the term of this Agreement, as hereinafter
          ----------
defined, Employer hereby employs Employee as Chief Executive Officer ("CEO"). Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as may be from time to time assigned by Employer's Board of Directors, such duties to be rendered at the principal office of Employer, subject to reasonable travel. The Employer shall assign to Employee only those duties consistent with his position as CEO. The Employee, in his position as CEO, shall report directly to the Employer's Board of Directors and all senior executives of the Employer shall report either directly to Employee or indirectly through other senior executives. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time. At the Effective Date (defined below), Employee shall be appointed to the Board of Directors of Choice Hotels (the "Choice Hotels Board") as a Class III director, as specified in the Restated Certificate of Incorporation of Choice Hotels. After the distribution of Choice Hotels common stock to the stockholders of Manor Care, Inc. (the "Distribution Date"), the term "Employer" under this Agreement shall refer solely to Choice Hotels.

     2.   Term.  Subject to the provisions for termination hereinafter provided,
          ----
the term of this Agreement shall begin on October 21, 1996 ("Effective Date") and shall terminate five (5) years thereafter (the "Termination Date"). The Termination Date shall automatically be extended for successive one-year terms unless either party gives written notice no less than nine months prior to the Termination Date that it elects not to extend the Termination Date.

     3.   Compensation.  For all services rendered by Employee under this
          ------------
Agreement during the term thereof, Employer shall pay Employee the following compensation:

          (a)  Salary.  A base salary of Four Hundred Twenty-five Thousand
               ------
          Dollars ($425,000) per annum payable in equal bi-weekly installments. Such salary shall be reviewed by the Compensation Committee of the Board of Directors of Employer on the first anniversary of the Effective Date and thereafter at the end of each fiscal year and may be increased at the discretion of Employer.

          (b)  Incentive Bonus.  Employee shall have the opportunity to earn
               ---------------
          up to a maximum of Sixty Percent (60%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors. For the Employer's 1997 fiscal year, the Employee's bonus shall be calculated on a pro rata basis from the Effective Date. Additionally, the Employer shall pay the Employee a one-time bonus of $121,232, payable at the Effective Date.

          (c) Restricted Stock.  As soon as practicable after the Distribution
              ----------------
          Date, Choice Hotels shall issue to Employee restricted Choice Hotels common stock ("Common Stock") in an amount equal to $1,250,000 divided by the closing trading price of the Common Stock on its first day of public trading following the Distribution Date. Upon issuance, Choice Hotels and Employee shall enter into a Stock Agreement substantially in the form of Exhibit A hereto. The restrictions on such shares shall lapse upon vesting, which shall occur as specified on Exhibit A hereto.

          (d)  Automobile.  Employer shall provide Employee with an allowance
               ----------
          for automobile expenses of $975 per month.

          (e)  Club Membership.  Employer shall provide Employee with an
               ---------------
          appropriate corporate membership, including initial and annual fees, at a dining and/or recreational club at the choice of Employee for the purpose of business entertainment.

          (f)  Stock Options.  Employee shall be eligible to receive options
               -------------
          under the Choice Hotels International, Inc. Long Term Incentive Plan ("LTIP"), or similar plan, to purchase Common Stock in accordance with the policy of the Choice Hotels Board as in effect from time to time. Additionally, the Employee shall be granted, as soon as practicable after the Distribution Date, options to purchase such number of shares of Common Stock as is equal to $4,500,000 divided by the average of the high and low trading price of the Common Stock on its first day of public trading following the Distribution Date ("First Average Trading Price"). A number of the options shall be incentive stock options granted under the LTIP, which number shall be the maximum number permitted under the LTIP and Section 422(d) of the Internal Revenue Code of 1986, as amended, but in no event more than 25% of the total number of options granted pursuant to this Section 3(f). The remainder of the options shall be nonqualified stock options. The options shall be exercisable at an amount per share equal to the First Average Trading Price and shall vest as specified on Exhibit B hereto.

          (g) SERP.  At the Distribution Date, Employee shall participate in the
              ----
          Choice Hotels International, Inc. Supplemental Executive Retirement Plan ("SERP"), with the following amendments:

          (1) Section 1.05 of the SERP is deleted and replaced with: "'Final Average Salary' shall mean the highest average of the monthly base salary, excluding bonuses or commissions, earned in a sixty-month period out of the 120 months of employment prior to Normal Retirement Age, Early Retirement Age or the last day of service, as the case may be."

          (2) Section 1.08 of the SERP is deleted and replaced with: "'Years of Service' shall mean the number of years and months of actual employment between the Employment Date and the Normal Retirement Date, the Early Retirement Date or the last day of service (as the case may be), excluding any period during which Participant is employed on a part-time basis."

          (3)  Notwithstanding the calculation of benefits specified is Section
          4.01 of the SERP, the Employee's monthly retirement benefit will be calculated as follows:

          Years of Service* at                Retirement Benefit* as %
          Normal Retirement Age*              of Final Average Salary*
          ----------------------              ------------------------

             10 or more                                 30.0%
              7.5                                       22.5%
              5                                         15%
          ----------------
          *Terms are defined in the SERP.

          Years of Service under the SERP shall be calculated as of the Effective Date.

          (4) Notwithstanding Section 5.01 of the SERP, the Employee may elect Early Retirement at age 62, whether or not employed by the Employer at such time, with full payment of benefits to which Employee is entitled commencing thereon, without any reduction for Early Retirement. All references to "15 Years of Service" in Section 5.01 and Article VII of the SERP are replaced with "5 Years of Service."

     (h)  Other Benefits.  Employee shall, when eligible, be entitled to
          --------------
     participate in all other fringe benefits, including vacation policy, generally accorded the most senior executive officers of Employer as are in effect from time to time on the same basis as such other senior executive officers.

     (i)  Relocation Expenses.  Employee shall be entitled to all benefits
          --------------------
     under the Relocation Policy of Employer, as adopted in August 1996, with the following additions:
     ---------

          (1) Notwithstanding Section II(C) of the Relocation Policy, the Employer will pay for the separate shipping of two automobiles;

          (2) Notwithstanding Section III(A) of the Relocation Policy, the Employer will pay for as many trips as are reasonably necessary for the purpose of locating suitable housing; and,

          (3) Notwithstanding Section III(B) of the Relocation Policy, Employer will reimburse Employee for the reasonable costs of a furnished apartment, including rent, utilities and broker's fees, for a period of up to one year from the Effective Date and first-class return trips for Employee and Employee's spouse to Employee's California home as are reasonably needed.

          (4) The Employer will also provide the Employee with a bridge loan with a term of one year and limited to 90% of the amount of equity in Employee's present house (as determined in accordance with Employer's policy on such loans) and secured by a lien on the house that Employee is selling. The other terms of the bridge loan shall be in accordance with Employer's policy on such loans.

          (5) Pursuant to its Home Purchase Policy, the Employer shall offer to purchase the Employee's home in accordance with the terms and conditions of such policy.

          (6) Employer and Employee acknowledge that if Employee voluntarily terminates this Agreement prior to one year from the Effective Date because he is "Constructively Terminated" (as defined in Section 7), Employee shall have no obligation to reimburse the Employer for relocation costs.

     4.   Extent of Services.  Employee shall devote his full professional
          ------------------
time, attention, and energies to the business of Employer, and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but the foregoing shall not be construed as preventing Employee from investing his assets in the securities of public companies, or the securities of private companies or limited partnerships outside the lodging industries if such holdings are passive investments of one percent or less of outstanding securities and Employee does not hold positions of director, officer, employee or general partner. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.   Disclosure and Use of Information.  Employee recognizes and
          ---------------------------------
acknowledges that Employer's and affiliates' present and prospective clients, franchises, management contracts, acquisitions and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason except as required by applicable law, Employee shall not directly or indirectly, or cause others to, make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's present or prospective clients, franchises, management contracts or acquisitions. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6.   Notices.  Any notice, request or demand required or permitted to be
          -------
given under this Agreement shall be in writing, and shall be delivered personally to the recipient or, if sent by certified or registered mail to his residence in the case of Employee, or to its principal office in the case of the Employer. Such notice shall be deemed given when delivered if personally delivered or within three days of mailing if sent certified or registered mail.

     7.   Elective Positions.
          ------------------

     (a) Nothing contained in this Agreement is intended to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee from the positions set forth in Section 1, with or without Cause (as defined in Section 10 below), during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer; provided, however, that if Employee is Constructively Terminated (as defined in Section 7(b) below), it is expressly understood and agreed that Employee's rights under this Agreement shall in no way be prejudiced, and Employee shall be entitled to receive compensation referred to in Section 3 above, except ungranted stock options (but including the continued vesting of previously granted restricted stock and stock options). Employee upon removal shall not be required to mitigate damages but nevertheless shall be entitled to pursue other employment, and Employer shall be entitled to receive as offset and thereby reduce its payment, the amount received by Employee from any other active employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to permit verification of his employment records and Federal income tax returns by an independent attorney or accountant, selected by Employer but reasonably acceptable to Employee, who agrees to preserve the confidentiality of the information disclosed by Employee except to the extent required to permit Employer to verify the amount received by Employee from other active employment. Employer shall receive credit for unemployment insurance benefits, social security insurance or like amounts actually received by Employee.

     (b) For purposes of this Section 7, "Constructively Terminated" shall mean removal or termination of Employee other than in accordance with Section 10, failure of the Employer to place Employee's name in nomination for re-election to the Choice Hotels Board, assignment of duties by the Employer inconsistent with Section 1, a change in Employee's title or the line of reporting set forth in Section 1 or any other material breach of this Agreement by Employer provided Employer shall be given fourteen days advance written notice of such claim of material breach, which written notice shall specify in reasonable detail the grounds for such claim of material breach. Except in the case of bad faith, Employer shall have an opportunity to cure the basis for Constructive Termination during the fourteen day period after written notice.

     8.   Waiver of Breach.  The waiver of either party of a breach of any
          ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.   Assignment.  The rights and obligations of Employer under this
          ----------
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement.  This Agreement shall terminate upon the
          ------------------------
following events and conditions:

     (a)  Upon expiration of its term;

     (b) For Cause which means, including but not limited to, refusal to carry out duties and instructions of the Employer's Board of Directors consistent with the position, material dishonesty, a violation or a willful breach of this Agreement, conviction of a felony involving moral turpitude, fraud or misappropriation of corporate funds or any willful acts or omissions inimical to or contrary to material policies of Employer not arbitrarily applied in the case of Employee. In the event of termination by Employer for Cause, vested but unexercised options granted during the term of this Agreement shall be forfeited as a result thereof, as of the date of notice and Employer shall have the right to purchase from Employee, at the price paid by Employee, such of its Common Stock as has been acquired by Employee by exercise of a stock option granted during the term of this Agreement if such exercise is within six (6) months prior to termination of this Agreement as a result of such breach. Employee shall be entitled to fourteen (14) days advance written notice of termination, except where the basis for termination constitutes conduct on the part of Employee involving dishonesty or bad faith, in which case the termination shall be effective upon the sending of notice. Such written notice shall specify in reasonable detail the grounds for Cause. Except in the case of material dishonesty, bad faith, conviction of a felony or fraud, Employee shall have an opportunity to cure the basis for termination during the fourteen day period after written notice.

     (c) If Employee is unable to perform the essential functions of the services described herein for more than 180 days (whether or not consecutive) in any period of 365 consecutive days, Employer shall have the right to terminate this Agreement by written notice to Employee. In the event of such termination, all non-vested obligations of

     Employer to Employee pursuant to this Agreement shall terminate.

     (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     11.  Legal Fees.  Employer shall reimburse the Employee for all reasonable
          -----------
attorneys fees incurred in connection with the negotiation and execution of this Agreement.

     12.  Registration Rights.  The Employer shall use its reasonable best
          -------------------
efforts to register on Form S-8 the restricted stock issued pursuant to Section 3(c) and the nonqualified options issued pursuant to Section 3(f) of this Agreement. All costs in connection with such registration shall be borne by the Employer.

     13.  Entire Agreement.  This instrument contains the entire agreement of
          ----------------
the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any disputes arising out of or relating to this Agreement shall be brought and heard in any court of competent jurisdiction in the State of Maryland.



                  [Remainder of page intentionally left blank]

     14.  Board Approval.  Notwithstanding any other provision to the contrary,
          ---------------
this Agreement is subject to the approval of the Choice Hotels Board and the Choice Franchising Board at its September 30, 1996 meeting and shall not be valid, binding and enforceable prior thereto. Prior to such approval, neither party hereto shall make any public announcement with respect to this Agreement or the employment of Employee by Employer.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                              Employer:

                              CHOICE HOTELS INTERNATIONAL, INC.


                              By:   /s/ James H. Rempe
                                  -------------------------------------
                                    James H. Rempe
                                    Senior Vice President


                              CHOICE HOTELS HOLDINGS, INC.
                              (to be renamed Choice Hotels International, Inc.)


                              By:   /s/ James H. Rempe
                                  ---------------------------------------
                                    James H. Rempe
                                    Senior Vice President


                              Employee:


                                    /s/ William R. Floyd
                              ------------------------------------------------
                              William R. Floyd